Pricing Supplement No.45L  Dated December 3, 1998     Rule 424(b)(2)
(To Prospectus dated August 21, 1998 and             File No's. 33-64261
Prospectus Supplement dated August 21, 1998)             and   333-56573

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $50,000,000.00
	Issue Price: 100%
	Commission or Discount:$62,500.00
	Proceeds to Company:  $49,937,500.00
	Agent: MERRILL LYNCH

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: DECEMBER 8, 1998
	Stated Maturity:	   	DECEMBER 8, 2000

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates: Two Business days prior to Reset Dates


	Interest Payment Dates: 8th day of MAR. JUNE, SEPT & DEC.  or next good business day

 Interest  Reset Dates: 8th day of MAR. JUNE, SEPT & DEC. or next good business day

	Index Maturity:3 MTH LIBOR
	Spread (+/-): +25BPS
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [X]